Registration No. 333-91216

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
To
FORM S-8
Registration Statement
under
The Securities Act of 1933
PHILADELPHIA CONSOLIDATED HOLDING CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2202671

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
One Bala Plaza, Suite 100, Bala Cynwyd, Pennsylvania 19004

(Address of principal executive offices)          (Zip Code)
Philadelphia Insurance Companies
Nonqualified Employee Stock Purchase Plan

(Full title of the plan)
Mr. James J. Maguire, Jr.
Chief Executive Officer
or
Mr. Craig P. Keller, Secretary
Philadelphia Consolidated Holding Corp.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004

(Name and address of agent for service)
(610) 617-7900

(Telephone number, including area code, of agent for service)
Copies to:
Michael M. Sherman, Esquire
Wolf, Block, Schorr and Solis-Cohen LLP
1650 Arch Street — 22nd Floor
Philadelphia, PA 19103-2097
(215) 977-2000
FAX: (215) 977-2334

DEREGISTRATION OF SECURITIES
SIGNATURES AND POWER OF ATTORNEY

DEREGISTRATION OF SECURITIES
     The Registrant initially registered 1,000,000 shares of its Common Stock for issuance under its Philadelphia Insurance Companies Nonqualified Employee Stock Purchase Plan (the “Plan”) pursuant to a registration statement on Form S-8 (Registration No. 333-91216) (the “2002 Registration Statement”) filed with the Securities and Exchange Commission on June 26, 2002. Pursuant to Rule 416, the 2002 Registration Statement also covered 2,000,000 additional shares in connection with the Registrant’s three-for-one split of its Common Stock distributed on March 1, 2006.
     The Registrant’s Board of Directors and shareholders have approved an amendment and restatement of the Plan, titled the Philadelphia Insurance Companies Nonqualified Employee Stock Purchase Plan (Amended and Restated, Effective as of January 1, 2007, with Performance-Based Compensation Provisions) (the “Amended and Restated Plan”) to add an additional 3,000,000 shares of Common Stock and certain performance-based compensation and other provisions.
     As of the date hereof, 233,435 shares of the Common Stock registered pursuant to the 2002 Registration Statement remain available for future issuance. Accordingly, this Post-Effective Amendment is being filed to de-register the 233,435 shares of Common Stock previously registered for issuance under the Plan and to move those shares to a new Form S-8 Registration Statement to be filed contemporaneously herewith by the Registrant for shares issuable under the Amended and Restated Plan.

SIGNATURES AND POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, Commonwealth of Pennsylvania, on this 22nd day of August, 2007.

PHILADELPHIA CONSOLIDATED HOLDING CORP.
By:	James J. Maguire, Jr.
James J. Maguire, Jr.
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Maguire, James J. Maguire, Jr. and Craig P. Keller, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including, without limitation, post-effective amendments to this registration statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the date indicated.

Signature	Title	Date
James. J. Maguire James J. Maguire	Chairman of the Board of Directors,	August 22, 2007
James J. Maguire, Jr. James J. Maguire, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2007
Craig P. Keller Craig P. Keller	Executive Vice President, Secretary, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	August 22, 2007
Sean S. Sweeney Sean S. Sweeney	Executive Vice President and Director	August 22, 2007

Signature	Title	Date
Aminta Hawkins Breaux Aminta Hawkins Breaux	Director	August 22, 2007
Michael J. Cascio Michael J. Cascio	Director	August 22, 2007
Elizabeth H. Gemmill Elizabeth H. Gemmill	Director	August 22, 2007
Michael J. Morris Michael J. Morris	Director	August 22, 2007
Shaun F. O’Malley Shaun F. O’Malley	Director	August 22, 2007
Donald A. Pizer Donald A. Pizer	Director	August 22, 2007
Ronald R. Rock Ronald R. Rock	Director	August 22, 2007